UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2009

ALESCO FINANCIAL INC.

(formerly Sunset Financial Resources, Inc.)

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 20, 2009, Alesco Financial Inc. (the “Company”) entered into Amendment No. 2 (the “Amendment”) to the Agreement and Plan of Merger, dated February 20, 2009, as amended on June 1, 2009 (the “Merger Agreement”), with Cohen Brothers, LLC, a Delaware limited liability company, and Alesco Financial Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company.

Among other things, the Amendment (i) permits Cohen to establish the Cohen Brothers, LLC 2009 Equity Award (the “Plan”) and make equity grants to its employees under the Plan and (ii) permits Cohen, through its broker-dealer subsidiary, to repurchase indebtedness subject to certain limitations. Upon consummation of the merger contemplated in the Merger Agreement (the “Merger”), the Company will assume the Plan; provided, however, that pursuant to a separate funding agreement, Daniel Cohen will surrender to the Company a number of Cohen membership units or shares of Company common stock equal to the equity, if any, that vests under the Plan thereby negating any potential dilution to the Company’s stockholders as a result of the Plan. In addition, the Amendment includes a new closing condition that requires Cohen Bros. Financial, LLC, a Delaware limited liability company wholly owned by Daniel G. Cohen, to elect to retain Cohen membership interests in the Merger.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. The Merger Agreement, as modified by the Amendment, remains in full force and effect. Copies of the Merger Amendment were previously filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 2.1 to the Company’s Current Reports on Form 8-K on February 23, 2009 and June 2, 2009.

IMPORTANT INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the Merger, the Company filed a registration statement on Form S-4 containing a proxy statement/prospectus with the SEC on June 2, 2009 and expects to file an amended registration statement on Form S-4 on or around the date hereof. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY AND IN ITS ENTIRETY AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, COHEN AND THE PROPOSED MERGER BETWEEN THE TWO COMPANIES. A definitive proxy statement will be mailed to the Company’s stockholders. In addition, the Company’s stockholders will be able to obtain the proxy statement/prospectus and all other relevant documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov or by directing a request to Alesco Financial Inc., 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104, Attn: Investor Relations.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s stock is set forth in the Company’s Annual Report on Form 10-K/A filed with the SEC on April 30, 2009. Additional information regarding such individuals who may, under the rules of the SEC, be considered to be participants in the solicitation of proxies in connection with the Merger, will also be set forth in the proxy statement/prospectus when it is filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

Exhibit 2.1	Amendment No. 2 to Agreement and Plan of Merger, dated as of August 20, 2009, by and among Alesco Financial Inc., Cohen Brothers, LLC and Alesco Financial Holdings, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALESCO FINANCIAL INC.

Date: August 20, 2009	By:	/s/ John. J. Longino
John J. Longino
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
2.1	Amendment No. 2 to Agreement and Plan of Merger, dated as of August 20, 2009, by and among Alesco Financial Inc., Cohen Brothers, LLC and Alesco Financial Holdings, LLC.